UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 2, 2009

NIVS IntelliMedia Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52933	20-8057809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NIVS Industry Park, No. 29-31, Shuikou Road, Huizhou, Guangdong, People’s Republic of China 516006

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	86-752-3125862

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Preliminary Selected Results of Operations for the year ended December 31, 2008

The following are the preliminary selected results of operations of NIVS IntelliMedia Technology Group, Inc. (the “Company”) for the year ended December 31, 2008. The following financial information is preliminary and is subject to adjustments in connection with the preparation and filing of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the year ended December 31, 2008.

The Company estimates that its revenues will be approximately $143.6 million for the year ended December 31, 2008 as compared to $77.6 million for the year ended December 31, 2007.  The Company’s general and administrative expenses for the year ended December 31, 2008 will be approximately $8.7 million as compared to $3.4 million for the prior year.  The Company’s general and administrative expenses include a bad debt expense of approximately $2.5 million for the year ended December 31, 2008 as compared to $0.5 million for prior year.  The increase in the bad debt expense for the year ended December 31, 2008 is primarily due to an increase in bad debt expense of approximately $1.7 million in the fourth quarter of 2008.  The increase in the bad debt expense in the fourth quarter was primarily due to an increase in the aging of the Company’s accounts receivable.  The Company estimates that its net income for the year ended December 31, 2008 will be approximately $13.0 million as compared to $8.5 million for the prior year.

The Company’s doubtful account allowance at December 31, 2008 increased to approximately $3.4 million compared to $1.5 million as of September 30, 2008 and $0.7 million at December 31, 2007.  The Company believed it was appropriate to increase the reserve for doubtful accounts during the fourth quarter of 2008 primarily due to an increase in the aging of its accounts receivable, the significant outstanding balance of receivables as of December 31, 2008, and the general decline in the domestic and global economy.  Due to the difficulty in assessing future trends, the Company could be required to further increase its provision for doubtful accounts.

As of December 31, 2008, the Company had cash and cash equivalents of approximately $0.5 million.  The Company’s working capital deficit as of December 31, 2008 was approximately $18.6 million, as compared to $34 million and $12 million as of September 30, 2008 and December 31, 2007.

Because the year ended December 31, 2008 has recently ended, this financial information is, by necessity, preliminary in nature, based only upon preliminary information available to the Company as of the date of the filing of this Current Report on Form 8-K and has not been audited by the Company’s independent registered public accounting firm.  The Company’s actual results of operations for the year ended and financial status as of December 31, 2008 could differ materially from its estimates due to completion of its annual close procedures, final adjustments, audit by the Company’s independent registered public accounting firm, and other developments that may arise before the Company’s financial results for the year are finalized. Accordingly, undue reliance should not be placed on the foregoing financial estimates.

Cautionary Statement Regarding Forward-Looking Statements

The information contained in this Current Report includes statements that are not purely historical and that are “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding the Company’s and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including its  financial condition, and results of operations.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report are based on current expectations and beliefs concerning future developments.  There can be no assurance that future developments actually affecting the Company will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:  the Company’s reliance on major customers for a large portion of net sales; the Company’s ability to develop and market new products; the Company’s ability to continue to borrow and raise additional capital to fund its operations; the Company’s ability to collect aging trade receivables and the effect of a growing doubtful account allowance; the Company’s ability to accurately forecast amounts of supplies needed to meet customer demand; exposure to market risk through sales in international markets; the market acceptance of the Company’s products; exposure to product liability and defect claims; fluctuations in the availability of raw materials and components needed for the Company’s products; protection of the Company’s intellectual property rights; changes in the laws of the PRC that affect the Company’s operations; inflation and fluctuations in foreign currency exchange rates; the Company’s ability to obtain all necessary government certifications, approvals, and/or licenses to conduct its business; development of a public trading market for the Company's securities; and the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on the Company's operations.  New risk factors emerge from time to time and the Company cannot predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 7.01 Regulation FD Disclosure.

The information reported under Item 2.02 is hereby incorporated by reference.  The information reported under Items 2.02 and 7.01 in this Current Report on Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVS IntelliMedia Technology Group, Inc.

Dated: March 2, 2009	By:	/s/ Tianfu Li
Name: Tianfu Li
Title: Chief Executive Officer